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EXHIBIT 23-B



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 16 on Form S-2 to Registration Statement on Form S-4 (Registration No. 333-18397) of our report dated February 13, 2004 relating to the financial statements and financial statement schedule of TruServ Corporation, which appears in such Registration Statement.





PricewaterhouseCoopers LLP
Chicago, Illinois
June 4, 2004